Exhibit 5 (e)

                            Form of Enrollment Form
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AIG Life Insurance Company
Variable Annuity Enrollment Form

Mail to:
AIG Life Insurance Company
600 King Street
Wilmington, DE  19801
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
Certificate Owner Information                               Beneficiary Designation
                                                            (For Period Certain and Cash Refund
_______________________________________    [ ]     [ ]      Annuity Options)
Print Full Name                           Female   Male
                                                            __________________________
_______________________________________                     Name
Street Address                                              __________________________
                                                            Social Security Number
_______________________________________
City                    State       Zip                     __________________________
                                                            Relationship
_______________________________________                     __________________________
Social Security Number    BirthDate                         Name (Second Individual Optional)

________________________________________                    __________________________
Daytime Telephone      Evening Telephone                    Social Security Number

                                                            __________________________
                                                            Relationship
Annuitant Information
Complete only if different from Owner.                      Investment Choices for Annuity Benefit

_______________________________________    [ ]     [ ]      You may elect any percentage combination of
Print Full Name                           Female   Male     investment choices. The cumulative total for  all
                                                            Choices must equal one hundred percent (100%) of
_______________________________________                     your Annuity Benefit. Percentages must be
Street Address                                              expressed as a whole number. You are not required
                                                            to allocate to every investment choice; however, the
_______________________________________                     minimum allocation to any investment choice that
City                    State       Zip                     you do elect is five percent (5%).

_______________________________________                     Fixed Income:
Social Security Number    BirthDate                         Fixed Income Account        ____%

_______________________________________                     Variable Income:
Daytime Telephone      Evening Telephone                       Money Market Portfolio   ____%
                                                               Equity Growth Portfolio  ____%
Joint Annuitant                                                Fixed Income Portfolio   ____%
(For Joint & Survivor Annuity Options)                         International Magnum     ____%
                                                               Mid Cap Growth Portfolio ____%
_______________________________________    [ ]     [ ]         Technology Portfolio     ____%
Print Full Name                           Female   Male        Value Portfolio          ____%

_______________________________________                     TOTAL                        100%
Birth Date                                                                              ----

_______________________________________
Social Security Number

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AIG Life Insurance Company
Enrollment Form

Annuity Income Options
Type of Annuity:
[_]  Life with 10 Years Certain
[_]  Life with 15 Years Certain
[_]  Life with 20 Years Certain
[_]  Life Only
[_]  Life & 100% Survivor
[_]  Life & 50% Survivor
[_]  Life & Cash Refund
[_]  Other _____________

Premium Amount

_______% (of the vested balance of my employer pension plan)

$ ___________ estimated

Income Start Date

_______________________________________
Date        Month                  Year

Federal Tax Withholding

[_]  I have completed the attached W-4P; IRS
     Form -- Withholding Certificates for Pension or Annuity Payments.

     Note:  If no W-4P form is completed, automatic
     Federal income tax withholding will apply. AIG
     Life Insurance Company will not withhold state
     Income tax, unless requested by the Payee or required by the state. The payee may be liable for the payment of STATE income tax on the distribution.

Direct Deposit

[_] I have completed the attached authorization form for direct deposit to my bank account.

Request for SAI

[_]  I request a copy of a current Statement of Additional
     Information.

Certification

     I hereby certify that the information and elections made Above and on the Direct Deposit Authorization Form are Accurate.
     I elect to make this purchase as a Direct Rollover IRA. I Understand the terms and conditions of the forms of
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     Annuities listed in the Annuity Income Options section.
     Any payments made by AIG Life Insurance Company to
     the above named annuitant are subject to the terms of
     Policy Number [             ].

     I understand that annuity payments and surrender values, When based upon the Investment experience separate account, are variable and are not quaranteed to a fixed dollar amount. Receipt of a current variable annuity and fund prospectus and/or supplement and IRA Disclosure Statement, if applicable, is hereby acknowledged.

Signed At:   _______________________________________________
               City                                State

On:          _______________________________________________
               Date                    Signature of Owner